UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 13, 1999



                            STILLWATER MINING COMPANY
        (Exact name of small business issuer as specified in its charter)




           DELAWARE                        0-25090              81-0480654
(State or other jurisdiction       (Commission File Number)  (I.R.S. Employer
       of incorporation)                                     Identification No.)



                       1200 SEVENTEENTH STREET, SUITE 900
                                DENVER, CO 80202
                    (Address of principal executive offices)




                                 (303) 352-2060
                (Registrant's telephone number, including area code)


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ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        (a)   Previous Independent Accountants

        On October 13, 1999, Stillwater Mining Company (the "Registrant") dismissed PricewaterhouseCoopers LLP as its independent accountants. The change of accountants was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors.

        The reports on the Registrant's financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years, and through October 13, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreement in their reports.

        (b)   New Independent Accountants

        The Registrant engaged KPMG LLP as its new independent accountants as of October 13, 1999. During the two most recent fiscal years and through October 13, 1999, the Registrant has not consulted with KPMG LLP regarding
(1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements or (2) the subject matter of a disagreement or a reportable event with the former auditor (as described in Regulation S-K Item 304(a)(1)(v)).

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

        (a)   Exhibits

              16   Letter from PricewaterhouseCoopers LLP.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Stillwater Mining Company



Date: October 20, 1999                  By: /s/ JAMES A. SABALA
                                           -------------------------------------
                                           James A. Sabala
                                           Vice President and Chief Financial
                                              Officer


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                                INDEX OF EXHIBITS


OFFICIAL EXHIBIT NO.  DESCRIPTION                                       PAGE NO.

        16            Letter from PricewaterhouseCoopers LLP*

________________

* To be filed by amendment.

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